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News
Release
Vectren Corporation
One Vectren Square
Evansville, IN 47708

Investor Contact     Robert Goocher, (812) 491-4080, rgoocher@vectren.com
Media Contact         Chase Kelley, (812) 491-4128, kckelley@vectren.com

FOR IMMEDIATE RELEASE

Nov. 6, 2014

Vectren Increases Dividend 5.6 Percent
Establishes 2015 Earnings Guidance
Company Expects Higher Earnings Growth and Dividend Growth

Evansville, Ind. - Vectren Corporation (NYSE: VVC) announced the Board of Directors has declared a quarterly dividend of $0.38 per share, up 5.6 percent from the current quarterly dividend of $0.36 per share. This equates to an annualized dividend of $1.52 per share, up from the current annualized dividend of $1.44 per share. The quarterly dividend will be payable Dec. 1, 2014, to shareholders of record at the close of business on Nov. 17, 2014.

“Vectren’s successful execution of key strategic initiatives, including divesting of commodity-based businesses and its ability to deliver consistent earnings growth over the past several years, has positioned us very strongly as we look out over the next five years,” said Carl L. Chapman, chairman, president and CEO of Vectren Corporation. “As a result, we are raising our expectations for future earnings growth and dividend growth, a decision our Board stands firmly behind as evidenced by their quarterly dividend declaration today representing a sizable increase.”

“We are focused on continuing this strategic success and maintaining our long history of dividend growth,” continued Chapman, “as we seek to deliver value to our shareholders through consistent earnings growth and an attractive dividend yield.”

This marks the 55th consecutive year Vectren and its predecessor companies have increased the annual dividends paid. “We are proud to be a part of a select group of companies that have achieved this level of long-term commitment to our shareholders,” added Chapman.

The company has executed on its announced plans to narrow its nonutility business profile and reduce volatility of earnings through the dispositions of its commodity-based businesses. The final phase of that complete exit was accomplished in August through the sale of the company’s Coal Mining operation. The nonutility portfolio now consists solely of high-demand, high-growth services businesses in its Infrastructure Services and Energy Services operations. Both of those businesses are well positioned for growth driven by the long-term outlook for infrastructure investment and the consideration of additional strategic acquisitions. Further, the utility operations are also well positioned for increased and consistent earnings growth, given the recent regulatory orders that provide rate recovery mechanisms for the company’s gas infrastructure improvement and replacement programs, which are primarily driven by Federal regulations tied to pipeline safety. This gas rate base growth, coupled with a continued focus on cost management through performance improvement initiatives, provide the base platform for

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utility earnings growth for an extended period. In a continued effort to control customer rates, electric rate base is expected to remain about flat over the planning horizon given that much of the environmental investment has been made.

As a result of these recent accomplishments, the company has updated its long-term financial targets and has established consolidated earnings guidance for 2015 at $2.40 to $2.55 per share. The increased financial targets are the result of an improving financial plan, reflective of strong earnings growth at the Utility Group from the significant investment in gas infrastructure and supporting regulatory recovery mechanisms and the narrowing of the Nonutility Group’s business mix to high demand and high growth operations. The updated financial targets, using 2014 as the base year, are set forth below.

Updated growth targets

•	Total shareholder return of 9-11% (previously 8-10%)

•	Consolidated earnings growth of 5-7% (previously 4-5%), supported by:

◦	Utility rate base growth of 4-5% (previously 4%)

▪	Gas rate base growth of ~9%

▪	Electric rate base growth ~flat

•	Consolidated earnings payout ratio of ~60% (previously ~65%)

◦	Dividend growth aligned with consolidated earnings growth and target payout

•	Utility earnings growth of 4-6% (previously 3%)

•	Utility payout of 70% to support the external dividend (previously 75%)

•	Nonutility earnings growth of 12-15% (previously 10%)

“We are very pleased with the current business mix for the company and believe that it makes strategic sense. We are confident Vectren is poised to deliver superior shareholder returns, both through the increased dividend and the long-term outlook for earnings and resulting dividend growth,” added Chapman.

2015 earnings guidance issued

The 2015 consolidated earnings guidance expectation is $2.40 to $2.55 per share. The company expects 2015 Utility Group earnings to be within a range of $1.85 to $1.95 per share, the Nonutility Group earnings to be in a range of $0.55 to $0.65 per share, and Corporate results of approximately ($0.03) per share. Guidance ranges are based on assumptions and information currently available, but changes in these assumptions or other circumstances could materially impact earnings and result in earnings for 2015 significantly above or below this guidance. These targeted ranges are subject to such factors discussed below under “Forward-Looking Statements.”

Live Webcast on November 7, 2014
Vectren’s financial analyst call will be at 11:00 a.m. (EST), Nov. 7, 2014, at which time management will discuss long-term financial targets, 2015 earnings guidance and third quarter 2014 financial results. To participate in the call, analysts are asked to dial 1-866-821-5457 10 minutes prior to the start time and refer to the “Vectren Corporation 2014 Third Quarter Earnings Call”. All interested parties may listen to the live webcast accompanied by a slide presentation at www.vectren.com. A replay of the webcast will be made available at the same location approximately two hours following the conclusion of the analyst call.

About Vectren
Vectren Corporation (NYSE: VVC) is an energy holding company headquartered in Evansville, Ind. Vectren’s energy delivery subsidiaries provide gas and/or electricity to more than 1 million customers in adjoining service territories that cover nearly two-thirds of Indiana and west central Ohio. Vectren’s nonutility subsidiaries and affiliates currently offer energy-related products and services to customers throughout the U.S. These include infrastructure services and energy services. To learn more about Vectren, visit www.vectren.com.

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Forward-looking statements
A “safe harbor” for forward-looking statements is provided by the Private Securities Litigation Reform Act of 1995 (Reform Act of 1995).  The Reform Act of 1995 was adopted to encourage such forward-looking statements without the threat of litigation, provided those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause the actual results to differ materially from those projected in the statement.  Certain matters described in Management’s Discussion and Analysis of Results of Operations and Financial Condition are forward-looking statements.  Such statements are based on management’s beliefs, as well as assumptions made by and information currently available to management.  When used in this filing, the words “believe”, “anticipate”, “endeavor”, “estimate”, “expect”, “objective”, “projection”, “forecast”, “goal”, “likely”, and similar expressions are intended to identify forward-looking statements.  In addition to any assumptions and other factors referred to specifically in connection with such forward-looking statements, factors that could cause the company’s actual results to differ materially from those contemplated in any forward-looking statements include, among others, the following:

•
Factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unusual maintenance or repairs; unanticipated changes to coal and natural gas costs; unanticipated changes to gas transportation and storage costs, or availability due to higher demand, shortages, transportation problems or other developments; environmental or pipeline incidents; transmission or distribution incidents; unanticipated changes to electric energy supply costs, or availability due to demand, shortages, transmission problems or other developments; or electric transmission or gas pipeline system constraints.

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Catastrophic events such as fires, earthquakes, explosions, floods, ice storms, tornadoes, terrorist acts, cyber attacks, or other similar occurrences could adversely affect Vectren’s facilities, operations, financial condition and results of operations.

•	Increased competition in the energy industry, including the effects of industry restructuring, unbundling, and other sources of energy.

•	Regulatory factors such as unanticipated changes in rate-setting policies or procedures, recovery of investments and costs made under regulation, and the frequency and timing of rate increases.

•
Financial, regulatory or accounting principles or policies imposed by the Financial Accounting Standards Board; the Securities and Exchange Commission; the Federal Energy Regulatory Commission; state public utility commissions; state entities which regulate electric and natural gas transmission and distribution, natural gas gathering and processing, electric power supply; and similar entities with regulatory oversight.

•	Economic conditions including the effects of inflation rates, commodity prices, and monetary fluctuations.

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Economic conditions surrounding the current economic uncertainty, including increased potential for lower levels of economic activity; uncertainty regarding energy prices and the capital and commodity markets; volatile changes in the demand for natural gas, electricity, coal, and other nonutility products and services; impacts on both gas and electric large customers; lower residential and commercial customer counts; higher operating expenses; and further reductions in the value of certain nonutility real estate and other legacy investments.

•	Volatile natural gas and coal commodity prices and the potential impact on customer consumption, uncollectible accounts expense, unaccounted for gas and interest expense.

•
Changing market conditions and a variety of other factors associated with physical energy and financial trading activities including, but not limited to, price, basis, credit, liquidity, volatility, capacity, interest rate, and warranty risks.

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Direct or indirect effects on the company’s business, financial condition, liquidity and results of operations resulting from changes in credit ratings, changes in interest rates, and/or changes in market perceptions of the utility industry and other energy-related industries.

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The performance of projects undertaken by the company’s nonutility businesses and the success of efforts to realize value from, invest in and develop new opportunities, including but not limited to, the company’s infrastructure services, energy services, and remaining energy marketing assets.

•
Factors affecting infrastructure services, including the level of success in bidding contracts; fluctuations in volume of contracted work; unanticipated cost increases in completion of the contracted work; funding requirements associated with multi-employer pension and benefit plans; changes in legislation and regulations impacting the industries in which the customers served operate; the effects of weather; failure to properly estimate the cost to construct projects; the ability to attract and retain qualified employees in a fast growing market where skills are critical; cancellation and/or reductions in the scope of projects by customers; credit worthiness of customers; ability to obtain materials and equipment required to perform services; and changing market conditions.

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Factors affecting energy services, including unanticipated cost increases in completion of the contracted work; changes in legislation and regulations impacting the industries in which the customers served operate; changes in economic influences impacting customers served; failure to properly estimate the cost to construct projects; the ability to attract and retain qualified employees; cancellation and/or reductions in the scope of projects by customers; credit worthiness of customers; and changing market conditions.

•	Employee or contractor workforce factors including changes in key executives, collective bargaining agreements with union employees, aging workforce issues, work stoppages, or pandemic illness.

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Risks associated with material business transactions such as the purchase of the federal sector under Energy Services and the sale of Coal Mining and other mergers, acquisitions and divestitures, including, without limitation, legal and regulatory delays; the related time and costs of implementing such transactions; integrating operations as part of these transactions; and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions.

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Costs, fines, penalties and other effects of legal and administrative proceedings, settlements, investigations, claims, including, but not limited to, such matters involving compliance with state and federal laws and interpretations of these laws.

•
Changes in or additions to federal, state or local legislative requirements, such as changes in or additions to tax laws or rates, pipeline safety regulations, environmental laws, including laws governing greenhouse gases, mandates of sources of renewable energy, and other regulations.

More detailed information about these factors is set forth in Vectren’s filings with the Securities and Exchange Commission, including Vectren’s 2013 annual report on Form 10-K filed on Feb. 20, 2014. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of changes in actual results, changes in assumptions, or other factors affecting such statements.

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